EXHIBIT A

Exhibit List

Exhibit A Item 7 Statement

EXHIBIT A

Certain shares previously reported herein were held through TWM Capital, L.P., a Delaware limited partnership, of which Thomas Mullen is the managing member of the partnership’s general partner, Thomas Mullen, LLC.